Filed Under Rule 433, Registration Statement No. 333-156929
Term Sheet Number 374 Dated September 19, 2011
(To: Prospectus Dated January 23, 2009 , as supplemented by Prospectus Supplement Dated January 23, 2009)

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TDD1	100.000%	2.000%	Fixed	4.000%	SEMI-ANNUAL	09/15/2023	03/15/2012	$18.44	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TDE9	100.000%	2.600%	Fixed	4.350%	SEMI-ANNUAL	09/15/2027	03/15/2012	$20.06	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

General Electric Capital Corporation
Offering Dates: Monday, September 19, 2011 through Monday, September 26, 2011
Trade Date: Monday, September 26, 2011 @12:00 PM ET
Settlement Date: Thursday, September 29, 2011
Minimum Denomination/Increments:$1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

Agents: Banc of America Securities LLC, Incapital, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, UBS Securities LLC, Wachovia Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web

* GE CAPITAL is the registered trademark of the General Electric Company.

InterNotes® is a registered trademark of Incapital Holdings, LLC. All rights reserved.
General Electric Capital Corporation Prospectus Supplement Dated January 23, 2009 to Prospectus Dated January 23, 2009